Exhibit 35.1
SERVICER COMPLIANCE STATEMENT FOR
KEYCORP STUDENT LOAN TRUST 2006-A
KeyCorp Student Loan Trust 2006-A
c/o The Bank of New York (Delaware)
White Clay Center, Route 273
Newark, DE 19711
Attn: Corporate Trust
In connection with the Annual Report on Form 10-K of KeyCorp Student Loan Trust 2006-A (the “Trust”) for the fiscal year ended December 31, 2006 and pursuant to Item 1123 of Regulation AB of the Securities and Exchange Commission, the undersigned, a duly authorized officer of KeyBank National Association (the “Master Servicer”), does hereby certify and represent as follows:
1.	A review of the activities and performance of the Master Servicer under the Sale and Servicing Agreement, dated as of December 1, 2006, among the Trust, Key Consumer Receivables LLC, as Depositor, the Master Servicer, JPMorgan Chase Bank, National Association, as Eligible Lender Trustee and Depositor Eligible Lender Trustee, and KeyBank National Association, as Administrator (the “Servicing Agreement”), for the period from December 7, 2006 (the date of issuance of asset-backed securities by the KeyCorp Student Loan Trust 2006-A) through December 31, 2006 (the “Reporting Period”) has been made under the supervision of the undersigned; and

2.	To the best knowledge of the undersigned, based on such review and except as noted in the next sentence, the Master Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period. The Master Servicer has identified a compliance deficiency with respect to the servicing criteria set forth in Item 1122(d)(4)(viii) of Regulation AB. The Master Servicer is adopting new policies and procedures and implementing system enhancements to remedy the identified compliance deficiency.
IN WITNESS WHEREOF, the undersigned has executed this Servicer Compliance Statement as of March 23, 2007.

KEYBANK NATIONAL ASSOCIATION

By: Name:	/s/Daniel G. Smith Daniel G. Smith
Title:	Senior Vice President

By: Name:	/s/Krista C. Neal Krista C. Neal
Title:	Vice President